Exhibit 99.1
Carbonite Announces Second Quarter 2018 Financial Results
Delivered Strong Bookings Growth and Better-than-Expected Profitability
BOSTON, MA - August 2, 2018 - Carbonite, Inc. (NASDAQ: CARB), a global leader in data protection, today announced financial results for the quarter ended June 30, 2018.
Second Quarter 2018 Highlights:

•	Revenue of $77.7 million increased 32% year-over-year.

•	Non-GAAP revenue of $79.9 million increased 31% year-over-year.[1]

•	Bookings of $81.8 million increased 28% year-over-year.[2]

•	Net loss per share was ($0.20) (basic and diluted), as compared to ($0.23) in 2017 (basic and diluted).

•	Non-GAAP net income per share was $0.50 (basic) and $0.45 (diluted), as compared to $0.15 (basic and diluted) in 2017.[4]
“I am very pleased with our financial and operating results in the second quarter,” said Mohamad Ali, CEO of Carbonite. “We closed our acquisition of Mozy in March and the integration continues to progress well. We completed a successful equity offering in July strengthening our balance sheet and positioning us to become the premier data protection company.”
“In the second quarter we again delivered financial results that were at or above the top of our guidance range. Business subscription bookings increased approximately 50% year-over-year, and we drove a meaningful expansion in profitability. Our focus on delivering growth and our disciplined approach to investing in the business and integrating acquisitions yielded another quarter of strong financial results,” said Anthony Folger, CFO of Carbonite.
The Company uses a variety of operational and financial metrics, including non-GAAP financial measures, to evaluate its performance and financial condition. The accompanying financial data includes additional information regarding these metrics and a reconciliation of non-GAAP financial information to GAAP. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
Second Quarter 2018 Results:

•
Revenue for the second quarter was $77.7 million, an increase of 32% from $59.0 million in the second quarter of 2017. Non-GAAP revenue for the second quarter was $79.9 million, an increase of 31% from $61.1 million in the second quarter of 2017.[1]

•	Bookings for the second quarter were $81.8 million, an increase of 28% from $63.9 million in the second quarter of 2017.[2]

•	Gross margin for the second quarter was 70.3%, compared to 69.0% in the second quarter of 2017. Non-GAAP gross margin was 77.1% in the second quarter, compared to 74.1% in the second quarter of 2017.[3]

•
Net loss for the second quarter was $(5.7) million, compared to net loss of ($6.4) million in the second quarter of 2017. Non-GAAP net income for the second quarter was $14.2 million, compared to non-GAAP net income of $4.3 million in the second quarter of 2017.[4]

•
Net loss per share for the second quarter was ($0.20) (basic and diluted), compared to net loss per share of ($0.23) (basic and diluted) in the second quarter of 2017. Non-GAAP net income per share was $0.50 (basic) and $0.45 (diluted) for the second quarter, compared to non-GAAP net income per share of $0.15 (basic and diluted) in the second quarter of 2017.[4]

•
Cash flow from operations for the second quarter was $13.6 million, compared to $2.9 million in the second quarter of 2017. Adjusted free cash flow for the second quarter was $13.3 million, compared to $2.1 million in the second quarter of 2017.[5]

[1]	Non-GAAP revenue excludes the impact of purchase accounting adjustments for acquisitions.

[2]
Bookings represent the aggregate dollar value of customer subscriptions and software arrangements, which may include multiple revenue elements, such as software licenses, hardware, professional services and post-contractual support, received during a period and are calculated as revenue recognized during a particular period plus the change in total deferred revenue, excluding deferred revenue recorded in connection with acquisitions, divestitures and the adoption impact of Topic 606, net of foreign exchange and the change in unbilled revenue during the same period.

[3]
Non-GAAP gross margin excludes the impact of purchase accounting adjustments on acquired deferred revenue, amortization expense on intangible assets, stock-based compensation expense, and acquisition-related expense.

[4]
Non-GAAP net income and non-GAAP net income per share excludes the impact of purchase accounting adjustments on acquired deferred revenue, amortization expense on intangible assets, stock-based compensation expense, litigation-related expense, restructuring-related expense, acquisition-related expense, non-cash convertible debt interest expense and the income tax effect of non-GAAP adjustments.

[5]
Adjusted free cash flow is calculated by subtracting the cash paid for the purchase of property and equipment and adding the payments related to acquisitions, restructuring, and litigation from net cash provided by operating activities.

Business Outlook

Based on the information available as of August 2, 2018, Carbonite expects the following for the third quarter and full year of 2018:

Third Quarter 2018:

Current Guidance (8/2/2018)
GAAP Revenue	$77.6 - $79.6 million
Non-GAAP Revenue	$79.0 - $81.0 million
Non-GAAP Net Income Per Share (Diluted)	$0.40 - $0.42

Full Year 2018:

	Prior Guidance (5/7/2018)	Prior Guidance (7/16/2018)	Current Guidance (8/2/2018)
Business Bookings	$223.8 - $234.8 million	Not provided	$223.8 - $234.8 million
Consumer Bookings Y/Y Growth	5% - 15% growth	Not provided	10% - 15% growth
GAAP Revenue	$296.9 - $306.9 million	$296.9 - $306.9 million	$296.9 - $306.9 million
Non-GAAP Revenue	$302.5 - $312.5 million	$302.5 - $312.5 million	$302.5 - $312.5 million
Non-GAAP Net Income Per Share (Diluted)	$1.51 - $1.59	$1.62 - $1.68	$1.51 - $1.59
Non-GAAP Gross Margin	76.0% - 77.0%	Not provided	76.5% - 77.5%
Adjusted Free Cash Flow	$32.0 - $38.0 million	Not provided	$40.0 - $45.0 million
Carbonite’s expectations of non-GAAP net income per share for the third quarter and full year of 2018 excludes the impact of purchase accounting adjustments on acquired deferred revenue, amortization expense on intangible assets, stock-based compensation expense, litigation-related expense, restructuring-related expense, non-cash convertible debt interest expense, and the income tax effect of non-GAAP adjustments. Non-GAAP net income per share assumes an effective tax rate of 8% for the full year of 2018. Non-GAAP net income per share assumes fully-diluted weighted average shares outstanding of approximately 36.3 million for the third quarter and 34.0 million for the full year of 2018.
Conference Call and Webcast Information
Carbonite will host a conference call on Thursday, August 2, 2018 at 5:30 p.m. ET to review these results. This call will be webcast live and can be found in the investor relations section of the Company's website at http://investor.carbonite.com. The conference call can also be accessed by dialing (877) 303-1393 in the United States or (315) 625-3228 internationally with the passcode 3577539.
Following the completion of the call, a recorded replay will be available on the Company’s website, http://investor.carbonite.com, under “Events & Presentations”.
Non-GAAP Financial Measures
To supplement our consolidated financial statements presented in accordance with GAAP, this press release contains non-GAAP financial measures, including bookings, non-GAAP revenue, non-GAAP gross margin, non-GAAP net income and non-GAAP net income per share, non-GAAP operating expense and adjusted free cash flow.
The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and ordinary results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.
The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant items that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures provided in the tables at the end of this press release, and not to rely on any single financial measure to evaluate the Company’s business.
With respect to our expectations under "Business Outlook" above, the Company has not reconciled non-GAAP net income per share to net income per share in this press release because we do not provide guidance for amortization expense on intangible assets, stock-based compensation expense, litigation-related expense, restructuring-related expense, acquisition-related expense, non-cash convertible debt interest expense, and the income tax effect of non-GAAP adjustments as we are unable to quantify certain of these amounts that would be required to be included in the GAAP measure without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors.
Cautionary Language Concerning Forward-Looking Statements
Certain matters discussed in this press release, including under “Business Outlook,” have "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or words of similar import. Similarly, statements that describe the Company's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, our ability to integrate recent acquisitions into our operations and achieve the expected benefits of the acquisition, our ability to profitably attract new customers and retain existing customers, our dependence on the market for cloud backup services, our ability to manage growth, changes in economic or regulatory conditions or other trends affecting the Internet and the information technology industry, and those discussed in the section titled "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the Securities and Exchange Commission (the "SEC"), which is available on www.sec.gov, and elsewhere in any subsequent periodic or current reports filed by us with the SEC. Except as required by applicable law, we do not undertake any obligation to update our forward-looking statements to reflect future events, new information or circumstances.
About Carbonite
Carbonite provides a robust Data Protection Platform for businesses, including backup, disaster recovery, high availability and workload migration technology. The Carbonite Data Protection Platform supports businesses in locations around the world with secure global cloud infrastructure. To learn more visit www.Carbonite.com.
Investor Relations Contact:
Jeremiah Sisitsky
Carbonite
781-928-0713
investor.relations@carbonite.com

Media Contacts:

Caitlin O'Malley
Carbonite
781-928-0762
media@carbonite.com

Carbonite, Inc.
Consolidated Statement of Operations (unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue	$77,734	$59,034	$141,760	$116,133
Cost of revenue	23,057	18,311	41,369	35,666
Gross profit	54,677	40,723	100,391	80,467
Operating expenses:
Research and development	15,719	10,927	28,238	21,254
General and administrative	13,460	10,954	27,920	23,723
Sales and marketing	22,086	22,963	41,946	46,034
Amortization of intangible assets	3,652	532	4,591	982
Restructuring charges	41	—	903	—
Total operating expenses	54,958	45,376	103,598	91,993
Loss from operations	(281)	(4,653)	(3,207)	(11,526)
Interest expense	(3,420)	(2,373)	(6,021)	(2,595)
Interest income	169	134	413	154
Other income (expense), net	183	915	195	1,195
Loss before income taxes	(3,349)	(5,977)	(8,620)	(12,772)
Provision (benefit) for income taxes	2,338	403	(14,877)	(13,987)
Net (loss) income	$(5,687)	$(6,380)	$6,257	$1,215
Net (loss) income per share:
Basic	$(0.20)	$(0.23)	$0.22	$0.04
Diluted	$(0.20)	$(0.23)	$0.20	$0.04
Weighted-average shares outstanding:
Basic	28,628,173	27,525,647	28,485,695	27,672,804
Diluted	28,628,173	27,525,647	30,885,633	28,354,616

Carbonite, Inc.
Consolidated Balance Sheets (unaudited)
(In thousands)

	June 30, 2018	December 31, 2017
Assets
Current assets
Cash and cash equivalents	$70,982	$128,231
Trade accounts receivable, net	32,078	22,219
Prepaid expenses and other current assets	10,620	6,823
Total current assets	113,680	157,273
Property and equipment, net	36,587	28,790
Other assets	12,337	804
Acquired intangible assets, net	134,770	44,994
Goodwill	155,341	80,958
Total assets	$452,715	$312,819
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$5,820	$10,842
Accrued compensation	9,989	9,892
Accrued expenses and other current liabilities	18,922	11,783
Current portion of deferred revenue	121,032	100,241
Total current liabilities	155,763	132,758
Long-term debt	194,992	111,819
Deferred revenue, net of current portion	27,682	24,273
Other long-term liabilities	5,876	5,704
Total liabilities	384,313	274,554
Stockholders’ equity
Common stock	308	301
Additional paid-in capital	243,077	233,343
Treasury stock, at cost	(26,867)	(26,616)
Accumulated deficit	(149,207)	(169,344)
Accumulated other comprehensive income	1,091	581
Total stockholders’ equity	68,402	38,265
Total liabilities and stockholders’ equity	$452,715	$312,819

Carbonite, Inc.
Consolidated Statement of Cash Flows (unaudited)
(In thousands)

	Six Months Ended June 30,
	2018	2017
Operating activities
Net income	$6,257	$1,215
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,763	10,392
Amortization of deferred costs	931	—
Gain on disposal of equipment	(141)	(928)
Impairment of capitalized software	653	—
Stock-based compensation expense	8,478	5,965
Benefit for deferred income taxes	(16,317)	(14,964)
Non-cash interest expense related to amortization of debt discount	3,101	1,466
Other non-cash items, net	64	(249)
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(6,437)	(89)
Prepaid expenses and other current assets	(1,541)	(193)
Other assets	(3,771)	(137)
Accounts payable	(3,895)	627
Accrued expenses and other current liabilities	2,549	(2,340)
Other long-term liabilities	53	120
Deferred revenue	9,099	9,548
Net cash provided by operating activities	16,846	10,433
Investing activities
Purchases of property and equipment	(7,795)	(10,039)
Proceeds from sale of property and equipment and businesses	534	855
Proceeds from maturities of derivatives	1,680	370
Purchases of derivatives	(1,403)	(2,433)
Payment for intangibles	(1,250)	—
Payment for acquisition, net of cash acquired	(144,597)	(60,198)
Net cash used in investing activities	(152,831)	(71,445)
Financing activities
Proceeds from exercise of stock options	942	3,337
Proceeds from issuance of treasury stock under employee stock purchase plan	1,215	—
Payments of withholding taxes in connection with restricted stock unit vesting	(1,184)	(1,009)
Proceeds from long-term borrowings, net of debt issuance costs	88,068	177,797
Payments on long-term borrowings	(10,000)	(39,200)
Repurchase of common stock	—	(14,964)
Net cash provided by financing activities	79,041	125,961
Effect of currency exchange rate changes on cash	(305)	863
Net (decrease) increase in cash, cash equivalents and restricted cash	(57,249)	65,812
Cash, cash equivalents and restricted cash, beginning of period	128,231	59,287
Cash, cash equivalents and restricted cash, end of period	$70,982	$125,099

Carbonite, Inc.
Reconciliation of GAAP to Non-GAAP Measures (unaudited)
(In thousands, except share and per share amounts)

Reconciliation of GAAP Revenue to Non-GAAP Revenue

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
GAAP revenue	$77,734	$59,034	$141,760	$116,133
Add:
Fair value adjustment of acquired deferred revenue	2,116	2,045	2,998	4,033
Non-GAAP revenue	$79,850	$61,079	$144,758	$120,166

Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Gross profit	$54,677	$40,723	$100,391	$80,467
Gross margin	70.3%	69.0%	70.8%	69.3%
Add:
Fair value adjustment of acquired deferred revenue	2,116	2,045	2,998	4,033
Amortization of intangibles	4,325	2,124	6,750	3,750
Stock-based compensation expense	413	269	738	500
Acquisition-related expense	3	115	57	133
Non-GAAP gross profit	$61,534	$45,276	$110,934	$88,883
Non-GAAP gross margin	77.1%	74.1%	76.6%	74.0%

Reconciliation of GAAP Net (Loss) Income and Net (Loss) Income per Share to Non-GAAP Net Income and Net Income per Share

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
GAAP net (loss) income	$(5,687)	$(6,380)	$6,257	$1,215
Add:
Fair value adjustment of acquired deferred revenue	2,116	2,045	2,998	4,033
Amortization of intangibles	7,977	2,656	11,341	4,732
Stock-based compensation expense	4,741	3,188	8,478	5,965
Litigation-related expense	46	89	63	144
Restructuring-related expense	41	—	903	—
Acquisition-related expense	2,357	1,255	5,977	4,278
Non-cash convertible debt interest expense	1,558	1,466	3,101	1,466
Less:
Income tax effect of non-GAAP adjustments	(1,027)	66	16,818	15,051
Non-GAAP net income	$14,176	$4,253	$22,300	$6,782
GAAP net (loss) income per share:
Basic	$(0.20)	$(0.23)	$0.22	$0.04
Diluted	$(0.20)	$(0.23)	$0.20	$0.04
Non-GAAP net income per share:
Basic	$0.50	$0.15	$0.78	$0.25
Diluted	$0.45	$0.15	$0.72	$0.23
GAAP weighted-average shares outstanding:
Basic	28,628,173	27,525,647	28,485,695	27,672,804
Diluted	28,628,173	27,525,647	30,885,633	28,354,616
Non-GAAP weighted-average shares outstanding:
Basic	28,628,173	27,525,647	28,485,695	27,672,804
Diluted	31,718,232	28,793,346	30,885,633	28,991,968

Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Research and development	$15,719	$10,927	$28,238	$21,254
Less:
Stock-based compensation expense	1,047	405	1,734	714
Acquisition-related expense	2	65	37	134
Non-GAAP research and development	$14,670	$10,457	$26,467	$20,406

General and administrative	$13,460	$10,954	$27,920	$23,723
Less:
Stock-based compensation expense	2,494	1,983	4,618	3,940
Litigation-related expense	46	89	63	144
Acquisition-related expense	2,321	908	5,811	3,809
Non-GAAP general and administrative	$8,599	$7,974	$17,428	$15,830

Sales and marketing	$22,086	$22,963	$41,946	$46,034
Less:
Stock-based compensation expense	787	531	1,388	811
Acquisition-related expense	31	167	72	202
Non-GAAP sales and marketing	$21,268	$22,265	$40,486	$45,021

Amortization of intangible assets	$3,652	$532	$4,591	$982
Less:
Amortization of intangible assets	3,652	532	4,591	982
Non-GAAP amortization of intangible assets	$—	$—	$—	$—

Restructuring charges	$41	$—	$903	$—
Less:
Restructuring-related expense	41	—	903	—
Non-GAAP restructuring charges	$—	$—	$—	$—

Reconciliation of Revenue to Bookings

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
GAAP revenue	$77,734	$59,034	$141,760	$116,133
Add:
Change in deferred revenue	4,388	5,113	24,200	19,389
Deferred revenue divested	—	373	288	373
Impact of Topic 606 adoption	—	—	3,998	—
Impact of foreign exchange	543	—	122	—
Less:
Impact of foreign exchange	—	620	—	773
Beginning deferred revenue from acquisitions	130	—	19,740	9,100
Change in unbilled revenue	749	—	1,254	—
Change in deferred revenue and adjustments	4,052	4,866	7,614	9,889
Bookings	$81,786	$63,900	$149,374	$126,022

Calculation of Adjusted Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net cash provided by operating activities	$13,555	$2,872	$16,846	$10,433
Subtract:
Purchases of property and equipment	4,507	3,471	7,795	10,039
Free cash flow	9,048	(599)	9,051	394

Add:
Acquisition-related payments	3,681	2,659	5,328	3,889
Restructuring-related payments	461	—	1,125	—
Litigation-related payments	85	37	212	69
Adjusted free cash flow	$13,275	$2,097	$15,716	$4,352